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                                                                     Exhibit 2.9

                                TRAITE DE FUSION



ENTRE:

            SOFIEE, societe anonyme au capital de 276.977.250 euros, ayant son siege social 42, avenue de Friedland, 75008 Paris, immatriculee au registre du commerce et des societes de Paris sous le numero 343 134 763, representee par Jean-Marie Messier, son President,

                            (ci-apres denommee "Sofiee" ou "Vivendi Universal")

ET:

            SIG 40, societe anonyme au capital de 250.000 francs, ayant son siege social, 59 bis, avenue Hoche, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 419 293 246, representee par Pierre Lescure, dument habilite aux fins des presentes,

                            (ci-apres denommee "SIG 40").

IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT:

         1. L'operation (la "Fusion") faisant l'objet du present traite de fusion (le "Traite de Fusion") s'inscrit dans le cadre du rapprochement (le "Rapprochement") entre les societes francaises Vivendi et Canal+ S.A., et la societe de droit canadien The Seagram Company Limited ("Seagram"), visant a regrouper les activites des trois societes dans les domaines de la television payante, du cinema, de la musique, de l'edition, de l'Internet et des telecommunications. Les principales societes francaises parties au Rapprochement sont decrites dans le present preambule.

         2. Dans le cadre de ce projet du Rapprochement, aux termes d'un traite d'apport partiel d'actifs en date des presentes figurant, a l'exception de son Annexe E, en Annexe A (le "Traite Canal+ S.A./SIG 40") Canal+ S.A. s'est engagee a faire apport (l'"Apport a SIG 40") a SIG 40 (societe decrite au point 9 du present preambule) de l'ensemble de ses actifs et passifs, a l'exclusion toutefois des actifs et passifs afferents aux activites d'edition et de diffusion de la chaine "Canal+" ainsi que de la propriete de la base d'abonnes a la chaine Canal+ et des autres elements y associes faisant l'objet d'un apport en jouissance par Canal+ S.A. en faveur de la societe Vangur (Canal+ Distribution) aux termes d'un traite d'apport en date des presentes, qui demeureront loges au sein de Canal+ S.A.

         3. SIG 40 s'est engagee a faire apport a une filiale integralement controlee ("Groupe Canal+") des actifs et passifs ainsi recus de Canal+ S.A, a l'exception (i) d'une participation de 50% dans le capital de Vivendi Net et d'une participation de 99,99 % dans le capital de CanalNumedia, (ii) des Obligations Indexees emises par Canal+ S.A. et decrites a l'Annexe C ainsi que du contrat de SWAP de taux d'interet attache aux Obligations Indexees, (iii) du droit de recevoir les actions Vivendi Universal devant etre emises a raison des actions Canal+ detenues et conservees par l'Apporteur et (iv) sous reserve des consentements le cas echeant requis, le droit d'acheter, au titre des Promesses visees au paragraphe 4.1 ci-dessous, les actions SIG 40 (puis Vivendi Universal) correspondantes pour 39/40eme du prix d'exercice.

         4. Les actions SIG 40 recues par Canal+ S.A. en remuneration de l'apport par Canal+ S.A. a SIG 40 seront reparties entre les actionnaires de Canal+ S.A. dans le cadre dudit apport, place sous le regime juridique des scissions conformement a la faculte offerte par l'article L. 236-22 du code de commerce, cette distribution, a raison d'une action SIG 40 pour chaque action Canal+ S.A. detenue, etant soumise a l'assemblee generale de Canal+ S.A. appelee a statuer sur ledit apport.

         5. Le present Traite de Fusion a pour objet de fixer les conditions de la fusion-absorption de SIG 40 par Sofiee, immediatement apres que cette derniere aura absorbe Vivendi et adopte la denomination Vivendi Universal.

         6. Par l'effet de la presente Fusion, les actions SIG 40 dont la distribution aura ete decidee par Canal+ S.A. seront annulees et les actionnaires de Canal+ S.A. autres que Vivendi Universal recevront des actions Vivendi Universal a raison de deux actions Vivendi Universal pour chaque action SIG 40 recue.

         7. En tout etat de cause, les operations susvisees constituent differentes etapes d'une operation unique de Rapprochement et doivent etre realisees de maniere concomitante, selon un ordre prevu par les differents traites d'apports partiels d'actifs et de fusion, et ce, au meme moment que la realisation de l'acquisition de Seagram prevue au titre du Rapprochement (la date de realisation de l'ensemble de ces operations est designee la "Date de Realisation").

         8. Sofiee, societe anonyme au capital de 276.977.250 euros, ayant son siege social 42, avenue de Friedland, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 343 134 763 ("Sofiee" ou "Vivendi Universal", selon sa future denomination sociale a l'issue du Rapprochement, Sofiee devant etre la societe absorbante de Vivendi et l'acquereur de Seagram); a la date des presentes, Sofiee est une societe holding dont le capital est integralement detenu par Vivendi; parmi ses actifs, elle detient a titre direct une participation d'environ 34% dans le capital de Canal+ S.A., Messieurs Jean-Marie Messier, Eric Licoys, Guillaume Hannezo et Philippe Germond, respectivement President du conseil d'administration et administrateurs de Sofiee, sont egalement administrateurs de Canal+ S.A.

         9. SIG 40 a ete creee sous la forme de societe anonyme et a ete immatriculee le 18 juin 1998 au Registre du Commerce et des Societes de Paris sous le numero 419 293 246 pour une duree de quatre-vingt-dix-neuf (99) ans.

           Son exercice social expire le 31 decembre de chaque annee.

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            Son capital social s'eleve a 250.000 francs et est divise en 2.500 actions ordinaires de 100 francs chacune de valeur nominale, integralement liberees. Il sera propose a l'assemblee generale des actionnaires de SIG 40 que, prealablement au Rapprochement, le capital de SIG 40 soit converti en euros (avec un arrondi) et qu'une division du nominal des actions intervienne, portant ainsi le capital social a trente sept mille cinq cents (37.500) euros, divise en trente sept mille cinq cents (37.500) actions d'un (1) euro de nominal, sous condition suspensive de l'augmentation de capital resultant de l'Apport a SIG 40.

            Par suite de la realisation de l'Apport a SIG 40, le capital de SIG 40 sera compose de 126.731.108 actions d'un (1) euro de valeur nominale chacune. En outre, a la suite de la distribution mentionnee au paragraphe 4 du present preambule, SIG 40 detiendra certaines de ses propres actions en representation des options d'achat d'actions reprises par elle dans le cadre de cet apport et de cette distribution.

            Les actions de SIG 40 sont, et seront a la Date de Realisation de la Fusion, toutes de meme categorie. SIG 40 n'a emis aucune obligation, titre participatif, certificat d'investissement ou part beneficiaire.

            SIG 40 n'a a ce jour aucune activite specifique.

            SIG 40 n'a et n'aura pas emis, a la Date de Realisation, d'autres valeurs mobilieres. Cependant, par l'effet de l'Apport Canal+ S.A./SIG 40, Canal+ S.A. transferera a SIG 40 deux emprunts obligataires dont une description sommaire figure en Annexe C au Traite d'Apport Canal+ S.A./SIG 40.

            En outre, dans le cadre de l'apport partiel d'actifs soumis au regime juridique des scissions en faveur de SIG 40, cette derniere se substituera en partie a Canal+ S.A. au titre des options d'achat d'actions (Plans 1998 et 1999) et de certaines options de souscriptions d'actions (Plan
2000) consenties par Canal+ S.A. au benefice des dirigeants et salaries du groupe dont les conditions sont resumees dans le tableau figurant en Annexe D au Traite d'Apport Canal+ S.A./SIG 40.

            Les Obligations Indexees (telles que definies a l'Annexe C susvisee) et les plans options d'achat d'actions decrits a l'Annexe D susvisee ainsi que le plan d'options de souscription d'actions mis en place par Canal+ S.A. au cours de l'exercice 2000, egalement decrit a ladite Annexe D, seront transferes a Vivendi Universal dans les conditions prevues au present Traite de Fusion. Il est rappele que les plans d'options de souscription d'actions consentis par Canal+ S.A. en 1995 et 1996 ne sont pas repris par SIG 40; en consequence, ces plans ne seront pas non plus transferes a Vivendi Universal.

            Son exercice social commence le 1er janvier et finit le 31 decembre de chaque annee.

         10. Aucune des deux societes n'a emis d'autres valeurs mobilieres que celles decrites ci-dessus.

         11. Il n'existe a ce jour aucune participation directe entre les deux societes. Cependant, Canal+ S.A. detient 100% du capital de SIG 40, d'une part alors que Sofiee detient directement 34% du capital de Canal+ S.A. (et de concert avec Vivendi S.A., 49% du capital de Canal+ S.A.).

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            Toutefois, par l'effet de la distribution mentionnee au paragraphe 4 ci-dessus, intervenue dans le cadre de l'apport-scission de Canal+, Vivendi Universal detiendra, a la date de realisation definitive de la fusion objet des presentes, 61.412.004 actions SIG 40, representant environ 49% du capital de cette derniere, qui ne seront pas echangees en actions Vivendi Universal par application de l'article 236-3 du Code de Commerce.

         12. Les principales autres societes francaises concernees par le Rapprochement sont:

         - Vivendi, societe anonyme au capital de 3.330.122.119,50 euros, ayant son siege social 42, avenue de Friedland, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 780 129 961 ("Vivendi");
                  Vivendi a pour objet, a titre direct ou indirect, l'exercice de toutes activites de communication (notamment l'Internet, le multimedia, l'audiovisuel, l'image, la publicite, la presse, l'edition et les telecommunications) ainsi que de toutes activites se rapportant a l'environnement (notamment a l'eau, l'assainissement, l'energie, les transports, la proprete); a la date des presentes, Vivendi detient une participation d'environ 49% dans le capital de Canal+ S.A. (dont une participation de 15% detenue directement);
                  Messieurs Jean-Marie Messier et Eric Licoys, respectivement President du conseil d'administration et administrateur de Vivendi, sont egalement administrateurs de Canal+ S.A.,

         - Canal+ S.A., societe anonyme au capital de 94.586.271,75 Euros, ayant son siege social 85, quai Andre Citroen, 75015 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 329 211 734;
                  Canal+ S.A. a pour objet, a titre direct ou indirect, d'exploiter un service de television sur l'ensemble du territoire metropolitain, de constituer et d'exploiter des programmes de television, de concevoir, realiser, mettre enoeuvre toutes operations se rapportant au domaine de la communication; a la date des presentes, Canal+ S.A. detient 100% du capital de SIG 40; Messieurs Pierre Lescure et Marc-Andre Feffer, respectivement President du conseil d'administration et administrateur de Canal+ S.A., sont egalement respectivement President du conseil d'administration et administrateur (en qualite de representant permanent de Canal+ Participation) de la societe SIG 40 et de la societe Groupe Canal+.

CELA ETANT PRECISE, IL A ETE CONVENU DE CE QUI SUIT:

                                    ARTICLE 1
                                      OBJET

            Les parties conviennent par les presentes de la fusion entre Sofiee et SIG 40 par absorption de cette derniere par Sofiee, selon les conditions et modalites stipulees ci-dessous (ci-apres, la "Fusion").

                                    ARTICLE 2
                          MOTIFS ET BUT DE L'OPERATION

            La Fusion s'inscrit dans le cadre du Rapprochement envisage entre les societes francaises Canal+ S.A., Vivendi et la societe de droit canadien Seagram.

            Elle est associee a une partition entre, d'une part, l'edition et la diffusion de la chaine francaise "Canal+" (ainsi que la propriete de la base d'abonnes et des autres elements y associes faisant partie de l'apport en jouissance en faveur de la societe Vangur (Canal+ Distribution)) et d'autre part, les autres activites de Canal+ S.A. (notamment celles exercees au travers de filiales) qui ont vocation a etre regroupees au sein de Groupe Canal+, societe dont Vivendi-Universal detiendra 100% a l'issue du Rapprochement. Il a en effet paru opportun de permettre la mise en oeuvre de synergies entre les activites transferees par Canal+ S.A. a SIG 40 et les activites de Vivendi et de Seagram dans les domaines du cinema, de l'Internet et des telecommunications, compte tenu de la convergence des technologies de l'information et de la communication et de la complementarite entre ces technologies et les activites de production de contenus.

            Cette partition des activites de Canal+ S.A. aura un effet proche de l'effet combine d'une scission et d'une fusion pour les actionnaires de Canal+ S.A., qui recevront gratuitement les actions de SIG 40 recues par Canal+ S.A. en remuneration de l'apport realise en faveur de SIG 40, ces actions etant immediatement echangees contre des actions Vivendi Universal a raison de la prise d'effet de la fusion entre Sofiee et SIG 40. Ainsi, au terme de ces operations, les actionnaires de Canal+ S.A. conserveront leurs actions Canal+ S.A. et (a l'exception de Vivendi Universal), pour chaque action Canal+ S.A. detenue, recevront 2 actions Vivendi Universal, en application de la parite retenue aux fins de la Fusion, telle que determinee selon des methodes de valorisation multi-criteres ainsi que cela est expose a l'Annexe 6.1 au present Traite de Fusion, Vivendi Universal renoncant pour sa part a la remuneration des apports lui revenant dans le cadre de la Fusion.

            Les actions de la societe Vivendi Universal feront l'objet d'une demande d'admission aux negociations du Premier Marche de ParisBourse (SBF) S.A., avec effet des que possible a compter de la Date de Realisation.

                  L'ensemble des operations decrites ci-dessus ne sera realise que si le Plan of Arrangement visant a la prise de controle de la societe Seagram est homologue (adoption d'un Final Order par un tribunal canadien competent) et cette acquisition intervient. Des lors, une fois decidees par l'assemblee generale des actionnaires de Canal+ S.A. (pour ce qui la concerne), ces operations ne se realiseront que si les conditions suspensives stipulees au present Traite de Fusion sont satisfaites et elles ne seront realisees qu'a compter de la date a laquelle l'ensemble de ces conditions suspensives auront ete satisfaites ou a laquelle les parties concernees y auront renonce en tout ou en partie.

            Il est precise qu'a l'issue du Rapprochement, la participation de 49% dans le capital de la societe Canal+ S.A. actuellement detenue par les societes Vivendi et Sofiee sera detenue en totalite par Groupe Canal+. La societe Canal+ S.A. fera ainsi partie du nouveau groupe Vivendi Universal, dans toute la mesure permise par la loi et beneficiera a ce titre de certains engagements pris en sa faveur par le groupe Vivendi Universal.

                                    ARTICLE 3
                               BASES DE LA FUSION

            Les comptes de Sofiee et de SIG 40 utilises pour etablir les conditions de la Fusion sont ceux etablis a la derniere date de cloture des exercices sociaux des deux societes, soit le 31 decembre 1999, retraites pour tenir compte des autres operations d'apport partiel d'actifs, avec effet retroactif au 1er janvier 2000, auxquelles les parties interviennent ainsi que de la fusion-absorption de Vivendi par Sofiee.

            En premier lieu, Sofiee recevra un ensemble d'actifs et de passifs par fusion-absorption de la societe Vivendi, avec effet retroactif au 1er janvier 2000. La societe Vivendi, qui cloture son exercice social le 31 decembre, a etabli un bilan au 31 decembre 1999 qui a ete arrete par son conseil d'administration et approuve par l'assemblee generale de ses actionnaires le 27 avril 2000.

            Une copie des comptes proforma de Sofiee au 31 decembre 1999 incluant les biens apportes par Vivendi (ci-apres designe le "Bilan de Sofiee") figure en Annexe 3 (a).

            En second lieu, SIG 40 recevra un ensemble d'actifs et de passifs par apport partiel d'actifs de la societe Canal+ S.A. et apportera cet ensemble d'actifs et de passifs (ainsi que l'ensemble des obligations et engagements autres que ceux afferents a la reprise de plans d'options d'achat et de souscription d'actions) a la societe Groupe Canal+, a l'exception (i) d'une participation de 50% dans le capital de Vivendi Net et d'une participation de 99,99 % dans le capital de CanalNumedia, (ii) des Obligations Indexees emises par Canal+ S.A. et decrites a l'Annexe C ainsi que du contrat de SWAP de taux d'interet attache aux Obligations Indexees, (iii) du droit de recevoir les actions SIG 40 (puis Vivendi Universal) devant etre emises a raison des actions Canal+ S.A. detenues et conservees par l'Apporteur et (iv) sous reserve des consentements le cas echeant requis, le droit d'acheter, au titre des Promesses visees au paragraphe 4.1 ci-dessous, les actions Vivendi Universal correspondantes pour 39/40eme du prix d'exercice. Les operations seront realisees avec effet retroactif au 1er janvier 2000.

            Une copie des comptes proforma de SIG 40 au 31 decembre 1999 tenant compte de l'apport fait par Canal+ S.A. et de l'apport fait a Groupe Canal+ (ci-apres designe le "Bilan de SIG 40") figure en Annexe 3 (b).

                                    ARTICLE 4
                                     APPORTS


            4.1 Patrimoine Apporte

            SIG 40 apporte et transfere par les presentes a Sofiee, qui accepte, sous les garanties ordinaires et de droit et sous reserve de la realisation des conditions suspensives stipulees ci-apres, l'integralite de ses elements d'actif et de passif, droits, valeurs et obligations, sans exception ni reserve, tels qu'ils apparaissent au Bilan de SIG 40 et tels qu'ils se trouveront modifies, tant activement que passivement jusqu'a la Date de Realisation.

            L'apport consenti par SIG 40 a Sofiee comprend les elements actifs et passifs detailles et evalues dans le tableau qui figure en Annexe 3(b).

            Il est precise que Canal+ S.A. detient un certain nombre de ses propres actions, qui sont detenues en representation des options d'achat d'actions consenties par Canal+ (les "Options") pour le compte des beneficiaires de ces options. L'Apport a SIG 40 entrainera le transfert a SIG 40 des Options qui, dans les conditions prevues a l'article 6.1 du Traite Canal+ S.A./SIG 40, deviendront pour partie des options d'achat d'actions SIG 40, et demeureront pour partie des options d'achat d'actions Canal+ S.A., le tout comme si les beneficiaires des Options avaient ete des actionnaires de Canal+ S.A. a la date de l'Apport, place sous le regime des scissions, et de la distribution mentionnee a l'article 4 du Traite Canal+ S.A./SIG 40. En consequence, et pour assurer que Canal+ S.A. et SIG 40 detiennent les actions correspondant aux options consenties ou reprises par chacune d'elles, conformement a l'article L 225-179 du Code du Commerce, ces actions ne sont pas comprises dans l'Apport a SIG 40, et resteront detenues par l'Apporteur. Toutefois, l'Apport a SIG 40 comprend le droit attache auxdites actions Canal+ S.A. dans la distribution d'actions SIG 40 mentionnee a l'article 4 dudit Traite pour une valeur egale a 39/40eme du prix de revient desdites actions Canal+ S.A. ; en consequence, les actions SIG 40 attribuees dans le cadre de cette distribution au titre des actions Canal+ susvisees seront attribuees a SIG 40.

            De meme, la Fusion entrainera le transfert a Vivendi Universal dans les conditions prevues a l'article 7A(b) ci-apres, des Options ainsi transferees a SIG 40. En consequence, et pour assurer que Canal+ S.A. et Vivendi Universal detiennent les actions correspondant aux options consenties ou reprises par chacune d'elles, conformement a l'article L 225-179 du Code de Commerce, la Fusion emportera transfert a Vivendi Universal du droit attache aux actions SIG 40 devant etre distribuees au titre de chaque action Canal+ S.A. d'etre echangees contre des actions Vivendi Universal dans le cadre de la Fusion.

            Afin de couvrir ses obligations de remettre des actions Canal+ S.A. aux beneficiaires des options d'achat d'actions Canal+ S.A. susvisees, outre les actions autodetenues visees ci-dessus, Canal+ beneficie de promesses de vente d'actions Canal+ S.A. (les "Promesses"). Sous reserve des consentements le cas echeant requis, le droit de recevoir, au titre des Promesses, des actions Vivendi Universal se substituant pour partie aux actions Canal+ S.A. faisant l'objet des Promesses, a raison des operations envisagees au preambule du present Traite de Fusion, sera transfere a SIG 40 puis, dans le cadre de la Fusion, a Vivendi Universal qui pourra l'exercer a un prix egal a 39/40eme du prix d'exercice stipule dans chacune des Promesses. Canal+ S.A. conservera le droit de recevoir, au titre des Promesses, les actions Canal+ S.A. faisant l'objet des Promesses, a un prix d'exercice egal a 1/40eme du prix d'exercice stipule dans chacune des Promesses.

            4.2 Actif net apporte a Sofiee

            SIG 40 apporte par les presentes des elements d'actif et de passif pour une valeur nette comptable de deux milliards cent six millions cinq cent soixante dix mille huit cent sept (2.106.570.807) euros.

                                    ARTICLE 5
                     PROPRIETE - JOUISSANCE - RETROACTIVITE

            Sofiee sera proprietaire et aura la jouissance de l'universalite du patrimoine de SIG 40 a compter de la Date de Realisation avec effet retroactif au 1er janvier 2000, tant sur le plan comptable que sur le plan fiscal, conformement aux dispositions de l'article L. 236-4 du code de commerce.

            En consequence, et conformement aux dispositions de l'article 254 du decret du 23 mars 1967, toute operation faite par SIG 40 entre le 1er janvier 2000 et la Date de Realisation sera donc consideree de plein droit comme l'ayant ete, tant pour ce qui concerne l'actif que le passif, pour le compte de Sofiee.

            En ce qui concerne les droits sociaux apportes par SIG 40, ceux-ci porteront jouissance au profit de Sofiee a compter retroactivement du 1er janvier 2000.

                                    ARTICLE 6
                            REMUNERATION DES APPORTS

            6.1 Rapport d'echange

            D'un commun accord entre les parties, le rapport d'echange a ete fixe par les conseils d'administration de Sofiee et de SIG 40 a 2 actions de Sofiee pour 1 action de SIG 40, en tenant compte de la transmission a SIG 40 de l'integralite des actifs devant lui etre apportes par Canal+ S.A. et de la transmission a Sofiee de l'integralite des actifs de Vivendi.

            Ce rapport d'echange a ete determine par application de methodes de valorisation multicriteres, conformement aux usages, telles que resumees en Annexe 6.1.

            A titre d'information, le rapport d'echange de la fusion entre Sofiee et Vivendi a ete fixe a 1 action de Sofiee pour 1 action de Vivendi.

            6.2 Augmentation de capital

            La Fusion etant subordonnee a la distribution des actions SIG 40 par Canal+ S.A. a ses actionnaires, a la date de realisation de la Fusion, Sofiee detiendra 61.412.004 actions SIG 40 et renonce a recevoir 122.824.008 actions Sofiee, representant la remuneration lui revenant a ce titre.

            Compte tenu du rapport d'echange ci-dessus arrete et de la renonciation sus-visee, les apports effectues par SIG 40 sont consentis moyennant l'attribution aux actionnaires de SIG 40, en echange des cent vingt six millions sept cent trente et un mille cent huit (126.731.108) actions composant le capital de SIG 40, de cent trente millions six cent trente huit mille deux cent huit (130.638.208) actions de Sofiee, d'une valeur nominale de
5.5 euros chacune, entierement liberees, a creer par Sofiee au titre d'une augmentation de capital de sept cent dix huit millions cinq cent dix mille cent quarante quatre (718.510.144) euros qui aura pour effet de porter le capital social de deux cent soixante seize millions neuf cent soixante dix sept mille deux cent cinquante (276.977.250) euros a neuf cent quatre vingt quinze millions quatre cent quatre-vingt sept mille trois cent quatre-vingt quatorze (995.487.394) euros.

            Les actions nouvelles ainsi emises au profit des actionnaires de SIG 40 seront entierement assimilees aux actions composant actuellement le capital de Sofiee, jouiront des memes droits et supporteront les memes charges. Elles donneront droit a leurs titulaires a tous dividendes mis en paiement a compter de leur date d'emission. Elles seront negociables des la realisation definitive de l'augmentation de capital visee ci-dessus.

            6.3 Prime de Fusion

            La difference entre la quote-part de l'actif net transfere correspondant aux droits des actionnaires autres que Sofiee, soit un milliard quatre-vingt millions sept cent cinquante huit mille vingt-six (1.085.758.026) euros, et le montant de l'augmentation de capital remunerant la fusion, soit sept cent dix huit millions cinq cent dix mille cent quarante quatre (718.510.144) euros, represente la prime de fusion, qui s'etablit a trois cent soixante sept millions deux cent quarante sept mille huit cent quatre-vingt deux (367.247.882) euros, et sur laquelle porteront les droits des actionnaires anciens et nouveaux de Sofiee.

            De convention expresse, la realisation definitive de la fusion vaudra autorisation pour le conseil d'administration de Sofiee de prelever sur ladite prime le montant de tous frais, charges et impots consecutifs a la fusion.

            La difference entre la quote-part de l'actif net transfere correspondant aux action SIG 40 detenues par Sofiee, soit un milliard vingt millions huit cent douze mille sept cent quatre-vingt un (1.020.812.781) euros, et le prix de revient desdites actions SIG 40 qui sont annulees par l'effet de la fusion, soit deux milliards quatre cent cinquante cinq millions cinq cent trente sept mille huit cent un (2.455.537.801) euros, represente un mali de fusion d'un montant d'un milliard quatre cent trente quatre sept cent vingt cinq mille vingt (1.434.725.020) euros.

                                    ARTICLE 7
                              CHARGES ET CONDITIONS

            La presente transmission de patrimoine est faite sous les charges et conditions d'usage et de droit en pareille matiere et, notamment sous celles suivantes, que les representants des societes absorbante et absorbee obligent celles-ci a accomplir et executer, savoir.

            Les charges et conditions figurant ci-dessous ont trait aux seuls actifs, passifs et engagements de SIG 40 (apres realisation de l'apport partiel d'actifs de SIG 40 en faveur de Groupe Canal+) effectivement transmis a Sofiee dans le cadre de la Fusion. L'ensemble des autres charges et conditions et engagements de SIG 40 a raison de l'apport par Canal+ a SIG 40 auront prealablement ete transmis a Groupe Canal+ a raison de l'apport partiel d'actifs de SIG 40 a Groupe Canal+ et de la transmission universelle du patrimoine de SIG 40 devant en resulter.


            A/     EN CE QUI CONCERNE LA SOCIETE SOFIEE:

  a/ Pour les biens transmis et le passif pris en charge

     1. La societe absorbante prendra les biens transmis dans l'etat ou ils se trouveront lors de la realisation definitive de la fusion sans pouvoir exercer aucun recours, pour quelque cause que ce soit, contre la societe absorbee qui n'entend donner d'autre garantie que celles dont elle beneficie elle-meme.

    2. Elle assumera la charge et s'oblige par les presentes au paiement de la totalite des obligations et du passif de SIG 40 (apres realisation de l'apport partiel d'actifs de SIG 40 en faveur de Groupe Canal+) effectivement transmis a Sofiee dans le cadre de la Fusion, echus au 31 decembre 1999 ou a echoir apres cette date, sans aucune exception ni reserve jusqu'a la Date de Realisation.

    3. Elle supportera, a compter de la Date de Realisation, tous impots, droits, taxes, cotisations, contributions et autres charges de toute nature ordinaire ou extraordinaire auxquels les biens et droits transmis peuvent ou pourront etre assujettis et elle satisfera a toutes les obligations de ville et de police auxquelles l'exploitation peut ou pourra donner lieu.

    4. Elle sera subrogee purement et simplement par le seul fait de la realisation de la fusion dans le benefice et les charges de tous contrats, marches, accords, garanties, baux et conventions quelconques de la societe absorbee pouvant exister avec les tiers. Elle fera ses meilleurs efforts pour obtenir un agrement favorable si un tel consentement est necessaire par tout interesse, de sa substitution dans le benefice de ces contrats.

    5. Elle sera tenue a l'acquit du passif de SIG 40 qui lui est apporte dans les termes et conditions ou il est et deviendra exigible, au paiement de tous interets, a l'execution de toutes conditions d'actes d'emprunt et de titres de creances pouvant exister, comme SIG 40 est tenue de le faire, et avec toutes exigibilites anticipees s'il y a lieu.

         Dans le cas ou il se revelerait une difference en plus ou en moins, entre les passifs enonces ci-dessus et les sommes reclamees par les tiers et reconnues exigibles, Sofiee sera tenue d'acquitter ou beneficiera de tout excedent eventuel, sans revendication possible de part ni d'autre. Il en sera de meme en cas d'insuffisance des provisions comprises dans le passif pris en charge.

         Les creanciers des societes absorbee et absorbante dont la creance est anterieure a la publicite donnee au projet de fusion pourront faire opposition dans le delai de trente jours a compter de la publication de ce projet. Conformement aux dispositions legales et reglementaires en vigueur, l'opposition formee par un creancier n'aura pas pour effet d'interdire la poursuite des operations de fusion.

    6. Elle fera son affaire personnelle de toutes autorisations et formalites qui seraient necessaires pour continuer l'exploitation de la societe absorbee.

    7. Elle reprendra, a compter de la realisation definitive des presentes, dans toutes leurs dispositions, les contrats de travail conclus avec les salaries de la societe absorbee conformement a l'article L 122-12 du Code du Travail.

    8. Elle prendra en charge tous les actifs et passifs de la societe absorbee qui pourraient se reveler par la suite, meme pour des causes anterieures, et qui ne figureraient pas dans les apports decrits ci-dessus, dans la mesure ou ils n'auraient pas ete transferes a Groupe Canal+. Elle sera substituee de plein droit a la societe absorbee dans tous les droits et actions en cours ou a exercer. Elle sera egalement subrogee de plein droit a la societe absorbee dans le benefice de tous privileges, privileges de vendeur et hypotheques.

    9. Apres realisation definitive de la Fusion visee aux presentes, la societe absorbante aura tous pouvoirs pour, au lieu et place de la societe absorbee, relativement aux droits et biens apportes ou au passif pris en charge, intenter ou suivre toutes actions judiciaires et procedures arbitrales, donner tous acquiescements a toutes decisions, recevoir ou payer toutes sommes en suite de ces decisions.

    10. Elle supportera tous les frais du present traite, ceux des actes et assemblees necessaires a sa realisation, et tous ceux qui seront la consequence directe ou indirecte des apports.

    11. Elle s'engage expressement a assumer toutes les charges et conditions et autres obligations incombant a SIG 40 a l'egard de Canal+ S.A. au titre du Traite Canal+ S.A./SIG 40 dans la mesure ou elles se rattachent aux actifs ou passifs transferes dans le cadre de la Fusion (notamment en ce qui concerne les plans d'options d'achat ou de souscription d'actions), et a l'exception des charges et conditions et autres obligations transmises a la societe Groupe Canal+.

  b/  Plans de stocks-options

        (i) Plan 1998 et Plan 1999

            A raison de la Fusion, Sofiee s'engage a reprendre l'ensemble des droits et obligations que Canal+ S.A. a transferes a SIG 40 au titre des deux plans d'options d'achat d'actions en date du 25 juin 1998, du plan d'options d'achat d'actions en date du 8 juin 1999 et du plan d'options d'achat d'actions en date du 22 septembre 1999 (collectivement, les "Plans 1998 et 1999").

            Sofiee s'engage a ce que les options consenties en vertu des Plans 1998 et 1999 soient exercables en actions Vivendi-Universal.

            A cet effet, le nombre d'actions de la societe Vivendi Universal a remettre par celle-ci lors de la levee des options susvisees sera determine en appliquant au prix d'exercice actuellement prevu par ces Plans la parite retenue aux fins de la fusion entre SIG 40 et Sofiee.

            En consequence, pour chaque option Canal+ S.A. detenue, donnant droit a une action Canal+ S.A. pour le Prix de l'Option avant le Rapprochement, chaque beneficiaire desdites options aura le droit, apres le Rapprochement:

               - d'acquerir aupres de Vivendi Universal deux actions Vivendi Universal pour un prix global egal a 39/40e du Prix de l'Option;

               - d'acquerir aupres de Canal+ S.A. une action Canal+ S.A. pour un prix egal a 1/40e du Prix de l'Option.

            Aux fins de l'obligation prevue au present paragraphe et du maintien de l'integralite des droits acquis par les beneficiaires desdites options a l'occasion des operations decrites ci-dessus (et notamment la prise en compte de la periode d'ores et deja ecoulee au titre du delai d'indisponibilite fiscale), l'ensemble des parties concernees (en ce compris les societes Vivendi S.A. et Vivendi Universal) feront toute diligence pour obtenir avant la date prevue de l'assemblee generale des actionnaires de la societe absorbee devant statuer sur la Fusion et celle de l'assemblee generale des actionnaires de Sofiee devant statuer sur la fusion entre SIG 40 et Sofiee, un agrement de la Direction generale des impots.

            (ii) Plan 2000

            A raison de la Fusion, Sofiee s'engage a reprendre l'ensemble des droits et obligations que Canal+ S.A. a transferes a SIG 40 au titre du plan d'options de souscription d'actions de Canal+ S.A. adopte par le conseil d'administration de Canal+ S.A. du 7 mars 2000 (le "Plan 2000").

            Sofiee s'engage a ce que les options consenties en vertu du Plan 2000 soient exercables en actions Vivendi-Universal.

            A cet effet, le nombre d'actions de la societe Vivendi Universal a remettre par celle-ci lors de la levee des options susvisees sera determine en appliquant au prix d'exercice actuellement prevu par ce Plan la parite retenue aux fins de la fusion entre SIG 40 et Sofiee.

            En consequence, pour chaque option Canal+ S.A. detenue, donnant droit a une action Canal+ S.A. pour le Prix de l'Option avant le Rapprochement, chaque beneficiaire desdites options aura le droit, apres le Rapprochement:

               - de souscrire aupres de Vivendi Universal deux actions Vivendi Universal pour un prix global egal a 39/40(e) du
                     Prix de l'Option;

               - de souscrire aupres de Canal+ S.A. une action Canal+ S.A. pour un prix egal a 1/40(e) du Prix de l'Option.

            En outre, Sofiee s'engage a faire en sorte que Vivendi mette en place, au plus tard a la Date de Realisation, un plan d'options d'achat d'actions Vivendi (le "Plan de Remplacement") destine aux beneficiaires du Plan 2000, donnant droit a un nombre d'actions Vivendi egal au double des actions Canal+ S.A. sous-jacentes au Plan 2000. Toutefois, l'octroi a chaque beneficiaire du Plan 2000 des options de souscription d'actions lui revenant au titre du Plan de Remplacement sera strictement subordonne a la renonciation expresse par ledit beneficiaire a l'ensemble de ses droits au titre du Plan 2000.

            B/ EN CE QUI CONCERNE LA SOCIETE SIG 40 :

La societe absorbee s'engage jusqu'a la Date de Realisation, et sauf accord de la societe absorbante, a gerer la societe dans le cours normal de ses affaires, a l'exception de ce qui concerne l'accomplissement des operations prevues aux presentes et des operations prealables a leur realisation.

Le mandataire de la societe absorbee, a premiere demande de la societe absorbante, devra faire etablir tous actes reiteratifs et confirmatifs des presents apports et fournir toutes justifications et signatures qui pourraient etre necessaires pour faire operer la transmission reguliere des biens et droits apportes; il devra egalement remettre tous titres, pieces et documents en sa possession concernant les biens et droits apportes.

                                    ARTICLE 8
                              DISSOLUTION DE SIG 40

            SIG 40 se trouvera dissoute de plein droit sans liquidation par le seul fait de la fusion et l'integralite de son patrimoine sera automatiquement transmis a Sofiee par l'effet de la Fusion a la Date de Realisation.

                                    ARTICLE 9
                             CONDITIONS SUSPENSIVES

            La realisation de la Fusion est subordonnee aux conditions suspensives suivantes:

            - l'approbation par l'assemblee generale extraordinaire des actionnaires de SIG 40 de l'ensemble des dispositions du present Traite de Fusion;

            - l'approbation par l'assemblee generale extraordinaire des actionnaires de Sofiee de l'ensemble des dispositions du present Traite de Fusion;

            - la realisation de l'Apport a SIG 40 et de l'apport partiel d'actifs devant etre realise par SIG 40 en faveur de Groupe Canal+;

            - l'approbation de la fusion entre Vivendi S.A. et Sofiee par les assemblees generales des actionnaires de Vivendi et de Sofiee (la realisation de ladite fusion etant reputee intervenir prealablement aux apports devant etre effectues par Canal + S.A. dans le cadre du Rapprochement);

            - l'homologation (Final Order) par un tribunal canadien competent du Plan of Arrangement relatif a l'acquisition de Seagram par une ou plusieurs filiales (directes ou indirectes) de Vivendi S.A., approuve a la majorite des deux tiers par l'assemblee generale des actionnaires de Seagram;

            -        l'obtention de l'Agrement;

            - l'obtention de l'autorisation du Rapprochement par la Commission europeenne au titre du Reglement 4064/89 du Conseil relatif au controle des concentrations ;

            - la distribution des actions SIG 40 par Canal+ S.A. a ses actionnaires.

            Si les conditions suspensives visees ci-dessus ne sont pas satisfaites au 31 decembre 2000, les stipulations du present traite seront considerees comme nulles, sans indemnite de part ni d'autre, sauf si les parties decident de le proroger.

            Il est precise que les Parties pourront decider de renoncer a l'une ou plusieurs des conditions suspensives susvisees dans la mesure ou elles ne sont pas legalement requises.

            En cas de realisation et/ou de renonciation, en tout ou en partie, aux conditions suspensives susvisees, la Fusion sera realisee de maniere concomitante aux autres operations prevues au titre du Rapprochement et uniquement en cas de realisation du Rapprochement.

                                   ARTICLE 10
                           REGIME FISCAL DE LA FUSION


            10.1 SOFIEE et SIG 40 declarent:

- que les societes SOFIEE et SIG 40 sont des societes anonymes ayant leur siege social en France et, comme telles, soumises a l'impot sur les societes;

- que ces societes entendent placer l'operation de fusion sous le regime fiscal de faveur edicte par l'article 816 et suivants du Code General des Impots et les articles 301-A a 301-F de l'annexe II du meme Code en matiere de droits d'enregistrement, et par les articles 210-A, 115-1 et 159-2 du Code General des Impots en matiere d'impot sur les societes;

En consequence, les options et engagements relatifs a la presente convention s'etablissent ainsi qu'il suit:

a) Au regard des droits d'enregistrement

La formalite de l'enregistrement sera effectuee au droit fixe de 1.500 Francs, en application des dispositions de l'article 816 I-1(degree) du Code General des Impots.

b) Au regard de l'impot sur les societes

1. Pour assurer a la fusion le benefice du regime de l'article 210-A du Code General des Impots, SOFIEE s'engage notamment a respecter les prescriptions visees a l'article 210-A-3 du Code General des Impots. En consequence, SOFIEE s'engage a:

         (i) reprendre a son passif d'une part les provisions de SIG 40 dont l'imposition est differee, et d'autre part les reserves speciales ou la societe absorbee a porte les plus-values a long terme soumises aux taux reduits d'imposition de 10 %, 15 %, 18 %, 19 % ou 25 %, en ce compris les provisions constituees lors des apports consentis par Canal+ S.A. a sa filiale SIG 40 ainsi que la reserve ou sont portees, le cas echeant, les provisions pour fluctuation de cours;

         (ii) se substituer a SIG 40 pour la reintegration des resultats dont la prise en compte avait ete differee pour l'imposition de cette derniere;

         (iii) calculer les plus-values realisees ulterieurement a l'occasion de la cession des immobilisations non amortissables et des titres du portefeuille dont le resultat de cession est exclu du regime des plus ou moins values a long terme qui lui sont apportes, d'apres la valeur qu'avaient ces elements du point de vue fiscal, dans les ecritures de SIG 40 au 1(er) janvier 2000;

         (iv) reintegrer dans ses benefices imposables, dans les delais et conditions prevues au paragraphe d) de l'alinea 3 de l'article 210.A du Code General des Impots, les plus-values eventuellement degagees dans le cadre de la presente fusion sur les biens amortissables qui lui sont apportes; a cet egard, VIVENDI precise que cet engagement comprend l'obligation faite a SIG 40 en vertu des dispositions de l'article 210 A-3-d precite, de proceder, en cas de cession de l'un des biens amortissables apportes, a l'imposition immediate de la fraction de la plus-value afferente a ce bien qui n'aurait pas encore ete reintegree a ldate de ladite cession;

         (v) l'ensemble des apports etant transcrits sur la base de leur valeur comptable, reprendre a son bilan les ecritures comptables de SIG 40 relatives aux elements de l'actif immobilise et aux titres du portefeuille dont le resultat de cession est exclu du regime des plus ou moins values a long terme (valeur d'origine, amortissements, provisions pour depreciation) et continuer de calculer les dotations aux amortissements a partir de la valeur d'origine qu'avaient lesdits biens dans les ecritures de SIG 40 conformement aux dispositions reprises au paragraphe 32 de l'instruction administrative du 11 aout 1993 (BOI 4.I.1.93 du 1(er)
                   septembre 1993);

         (vi) de reprendre a son bilan les elements autres que les immobilisations compris dans l'apport, pour la valeur que ces elements avaient du point de vue fiscal dans les ecritures de la societe absorbee, ou a defaut de rattacher au resultat fiscal de l'exercice de fusion le profit correspondant a la difference entre la valeur d'apport des elements d'actifs autres que les immobilisations et la valeur qu'ils avaient, du point de vue fiscal, dans les ecritures de SIG 40;

         (vii) se substituer a SIG 40 dans l'engagement de conservation pendant deux ans qu'elle a souscrit a raison des titres de participation qu'elle a acquis depuis moins de deux ans, afin de preserver l'application du regime des societes-meres prevu par les articles 145 et 216 du Code General des Impots aux dividendes recus de ces participations;

2. SOFIEE et SIG 40 s'engagent a joindre a leur declaration de resultat un etat conforme au modele fourni par l'administration faisant apparaitre, pour chaque nature d'element compris dans l'apport-fusion de SIG 40, les renseignements necessaires au calcul du resultat imposable de la cession ulterieure des elements consideres, conformement a l'article 54 septies I et a l'article 38 quindecies de l'annexe III, du Code General des Impots.

         SOFIEE inscrira les plus-values degagees sur les elements d'actifs non amortissables compris dans l'apport-fusion de SIG 40 et dont l'imposition a ete reportee, dans le registre prevu a l'article 54 septies II du Code General des Impots.

3. Compte tenu de l'effet retroactif, au 1er janvier 2000, de la presente convention, conformement a la faculte prevue par l'article L.236-22 du Code de Commerce, , les parties seront tenues de prendre en compte au plan fiscal les effets de la retroactivite.

         Des lors, en particulier pour la determination de ses resultats imposables, Sofiee prendra en compte dans le premier bilan etabli apres la Fusion, les profits et les pertes provenant de la reprise de toutes les operations actives ou passives de SIG 40, sans exception ni reserve, depuis la date d'effet de la Fusion.

c) Au regard de la taxe sur la valeur ajoutee

Conformement aux prescriptions de la Directive Generale des Impots, Sofiee et SIG 40 declarent que, nonobstant les dispositions du present projet de fusion, le transfert des biens immobiliers vise par la loi du 15 mars 1963 ainsi que par les textes subsequents, sera repute inexistant au regard des dispositions de l'article 257-7(degree) du Code General des Impots.

D'autre part, les societes entendent beneficier des dispositions de l'article 210-III de l'annexe II du Code Geneal des Impots et de l'instruction du 18 fevrier 1981 et Sofiee s'engage a operer l'ensemble des regularisations de deduction visees aux articles 210, 207 bis et 215 de l'annexe II du Code General des Impots auxquelles auraient ete tenues SIG 40 si elle avait poursuivi son activite.

Sofiee s'engage a satisfaire aux obligations declaratives correspondantes.

La presente fusion emportant transmission de l'ensemble des elements d'une exploitation autonome, Sofiee entend se prevaloir des dispositions de l'instruction du 22 fevrier 1990 commentant l'article 31-1 de la loi de finances pour 1990 du 29 decembre 1989, ayant modifie le 3-1(degree)-a) de l'article 261 du Code General des Impots exonerant de la TVA la cession des biens mobiliers d'investissement dans le cadre de la transmission d'une universalite totale ou partielle de biens.

En consequence, Sofiee s'engage a soumettre a la TVA les cessions ulterieures des biens mobiliers d'investissement compris dans la fusion et a proceder, le cas echeant, aux regularisations prevues aux articles, 207 bis, 210 et 215 de l'annexe II du Code General des Impots qui auraient ete exigibles si SIG 40 avait continue a utiliser les biens.

Sofiee s'engage, en outre, a proceder a la declaration requise au service des impots competent.

Sofiee etant entierement subrogee aux droits et obligations de la societe SIG 40 du fait de la fusion, le credit de TVA dont dispose la societe SIG 40 a la date ou elle cesse juridiquement d'exister sera transfere a Sofiee. Sofiee s'engage a proceder a la declaration requise aupres du service des impots competent.

Par ailleurs, conformeent aux dispositions de l'article 217 A 3 du Code General des Impots, la creance constatee par SIG 40 au titre de la suppression de la regle du decalage d'un mois, s'il y a lieu, sera transferee a Sofiee.

Enfin, SIG 40 se reserve le droit de soumettre a la TVA tout ou partie des biens apportes.

d) Effort de construction

Sofiee declare se substituer a SIG 40 pour l'application des dispositions des articles 235 bis du Code General des Impots et 161 a 163 de l'annexe II du Code General des Impots relatifs a la participation des employeurs a l'effort de construction, et s'engage a ce titre a prendre en charge, le cas echeant, les obligations de SIG 40, tout en beneficiant du report des excedents d'investissements realises par SIG 40.

e) Taxe d'apprentissage- formation professionnelle

En outre, Sofiee s'oblige a prendre en charge la taxe d'apprentissage et la participation des employeurs a la formation professionnelle continue, qui pourraient demeurer dues par SIG 40 au jour de realisation de la fusion et a proceder pour le compte de SIG 40, dans le delai de 60 jous prevu aux articles 201, 209 A et 235 ter KD du Code General des Impots, a la declaration du versement representatif de son obligation de participer ainsi qu'a la declaration speciale prevue en matiere de taxe d'apprentissage.

f) Participation des salaries

Sofiee sera, a ce titre, purement et simplement subrogee a SIG 40 s'agissant des obligations de cette derniere vis-a-vis de ses salaries: elle inscrira en tant que de besoin a son bilan la representation comptable des droits des salaries qui lui sont transferes du fait de la fusion, et assurera la gestion des droits acquis (en particulier, si necessaire, par la mise en place d'accords derogatoires) a participation des salaries concernes, selon les stipulations des accords anterieurement conclus avec lesdits salaries.

g) Operations anterieures

Plus generalement, Sofiee et SIG 40 s'engagent a ce que Sofiee reprenne le benefice et/ou la charge de tous engagements d'ordre fiscal qui auraient pu etre anterieurement souscrits par SIG 40 a l'occasion d'operations de fusion, fusion dite "a l'anglaise", ou d'apport partiel d'actif, soumises au regime fiscal de faveur des fusions, issu de la loi du 12 juillet 1965, en matiere de droits d'enregistrement et/ou d'impot sur les societes.

                                   ARTICLE 11
                               FORMALITES - DIVERS


            11.1 Formalites

            Le present traite de fusion sera depose au greffe du Tribunal de commerce de Paris; il fera l'objet de publications conformement a la loi et de telle sorte que le delai accorde aux creanciers pour former opposition soit expire avant la tenue des assemblees generales des actionnaires de SIG 40 et Sofiee appelees a statuer sur ce traite. Les oppositions, s'il en survient, seront portees devant le Tribunal de Commerce competent, qui en reglera le sort.

            Sofiee et SIG 40 effectueront dans les delais legaux toutes formalites legales de publicite en vue de rendre opposable aux tiers la fusion et la devolution du patrimoine en decoulant au profit de Sofiee.


            11.2 Frais

            Tous les frais, droits d'enregistrement et honoraires relatifs a l'apport de l'activite seront supportes par Sofiee.

            11.3 Election de domicile

            Pour l'execution des presentes et leurs suites, et pour toutes significations et notifications, Sofiee et SIG 40 elisent domicile en leur siege social respectif.

            11.4 Pouvoirs

            Tous pouvoirs sont donnes au porteur d'un original, d'une copie ou d'un extrait des presentes pour effectuer toutes formalites, declarations, publications et tous depots.

            Fait a Paris,
            Le     octobre 2000,
            En neuf exemplaires originaux, dont sept pour les depots legaux et un pour chaque partie.


SIG 40                                      Sofiee


------------------------------              ---------------------------------
Par:  Monsieur Pierre Lescure               Par:  Monsieur Jean-Marie Messier

                        LISTE DES ANNEXES


Annexe A Traite d'apport entre Canal+ S.A. et SIG 40 a l'exception de son Annexe E

Annexe 3 (a)                      Bilan simplifie pro-forma de Sofiee

Annexe 3 (b)                      Bilan simplifie pro-forma de SIG 40

Annexe 6.1                        Mode de determination de la parite d'echange

                                                                        ANNEXE A

    TRAITE D'APPORT ENTRE CANAL+ S.A. ET SIG 40 A L'EXCEPTION DE SON ANNEXE E

                                                                    ANNEXE 3 (a)

                       BILAN SIMPLIFIE DE SOFIEE PROFORMA


(EN MILLIONS D'EUROS)

                          ACTIF
                          -----
Capital souscrit non appele                         14,1

Actif Immobilise

    Immo. Incorporelles                            189,6

    Immo. Corporelles                              171,0

    Immo. Corp. en concession                      159,1

    Immo. Financieres                           18.340,9

TOTAL ACTIF IMMOBILISE                          18.874,7

Actif circulant                                 16.041,7

Ecart de conversion actif                          368,8

TOTAL ACTIF                                     35.285,2

                        PASSIF
                        ------
Capitaux propres

     Capital social                              3.611,7

     Prime d'apport                              2.169,1

     Prime de fusion                            10.223,2

     Reserves reglementees                         236,8

     Report a nouveau                               23,2

TOTAL CAPITAUX PROPRES                          16.264,0


Provisions pour risques et charges                 569,1

Dettes                                          18.306,4

Ecart de conversion passif                         145,7


TOTAL PASSIF                                    35.285,2

                                                                    ANNEXE 3 (b)

                       BILAN SIMPLIFIE DE SIG 40 PROFORMA
                (AVANT FUSION MAIS APRES APPORTS A GROUPE CANAL+)

                                                                           BILAN
                                                                           ACTIF

                                                                                        Amortisse-                 Montants
(en euros)                                                        Montants                ments ou                   net au
                                                                     bruts              provisions                 01/01/00
----------------------------------------------------------------------------------------------------------------------------
IMMOBILISATIONS FINANCIERES                                  2,136,302,512                       -            2,136,302,512
Titres Finatop                                               2,135,132,977                       -            2,135,132,977
Titres Canal Numedia (100%)                                      1,169,535                       -                1,169,535
----------------------------------------------------------------------------------------------------------------------------

ACTIF IMMOBILISE                                             2,136,302,512                       -            2,136,302,512

----------------------------------------------------------------------------------------------------------------------------

Stocks                                                                   -                       -                        -
Clients                                                                  -                       -                        -
Autres creances                                                          -                       -                        -
Droits attaches aux actions CANAL+ de recevoir des              12,752,671                       -               12,752,671
actions SIG 40 (39/40eme)
Tresorerie centralisee                                              30,625                       -                   30,625
Disponibilites                                                         631                       -                      631

----------------------------------------------------------------------------------------------------------------------------

ACTIF CIRCULANT                                                 12,783,927                       -               12,783,927

----------------------------------------------------------------------------------------------------------------------------

Charges constatees d'avance                                              -                                                -
Charges a repartir                                              10,930,734                                       10,930,734
Ecart de conversion actif                                                -                                                -

============================================================================================================================

TOTAL DE L'ACTIF                                             2,160,017,173                       -            2,160,017,173

----------------------------------------------------------------------------------------------------------------------------

                                                                    BILAN PASSIF

                                                                                                                   Montants
(en euros)                                     Note                                                                      au
                                                                                                                   01/01/00
----------------------------------------------------------------------------------------------------------------------------
Capital                                                                                                         126,731,108
Prime d'emission                                                                                              1,979,846,586
Reserve de conversion euro                                                                                              612
Report a nouveau                                                                                                    (7,500)

----------------------------------------------------------------------------------------------------------------------------

CAPITAUX PROPRES                                                                                              2,106,570,807

----------------------------------------------------------------------------------------------------------------------------

PROVISION POUR RISQUES ET CHARGES                                                                                         -

----------------------------------------------------------------------------------------------------------------------------

Emprunts et dettes financieres                                                                                   53,445,723
Fournisseurs                                                                                                            643
Dettes fiscales et sociales                                                                                               -
Autres dettes                                                                                                             -

============================================================================================================================

TOTAL DETTES                                                                                                     53,446,366

----------------------------------------------------------------------------------------------------------------------------

Produits constates d'avance                                                                                               -
Ecart de conversion passif                                                                                                -

============================================================================================================================

TOTAL DU PASSIF                                                                                               2,160,017,173

                                                                      ANNEXE 6.1

                  MODE DE DETERMINATION DE LA PARITE D'ECHANGE


1- DESCRIPTION DES CRITERES RETENUS

Pour la determination de la parite, il a ete procede a la comparaison des societes Canal+ S.A. et Vivendi a partir de criteres habituels refletant:

         - les caracteristiques boursieres des deux societes (cours de bourse);

         - la valorisation intrinseque des deux societes (actif net reevalue, actualisation des flux futurs, comparables boursiers et transactions comparables).

Pour la determination des criteres de comparaison des deux societes, il a ete tenu compte de l'ensemble des titres donnant acces au capital. Des ajustements ont ete effectues en ce qui concerne le nombre de titres de Vivendi, qui a emis des obligations convertibles et des options de souscription d'actions, et de Canal+ S.A., qui a emis des options de souscriptions d'actions.

Dans le cadre du calcul des parites, la valeur de l'action Canal+ S.A. a ete ajustee de facon a exclure la partie des actifs du groupe qui ne font pas partie de l'apport.

Il a egalement ete tenu compte dans la determination des parites d'echange de la concomitance de l'acquisition de Seagram et des apports. La methodologie d'evaluation retenue pour Seagram est decrite ci-apres. Il a egalement ete procede a l'analyse de la valeur finale recue par chacun des colleges d'actionnaires de Vivendi, Seagram et Canal+ S.A. pour s'assurer de sa juste repartition par rapport a la situation initiale.

Cours de Bourse

Les cours de bourse des actions de Canal+ S.A. et de Vivendi ont ete releves quotidiennement, sur une periode de 12 mois s'achevant le 16 juin, dernier jour de cotation avant l'examen par les conseils d'administration des deux societes du principe de l'operation et la rapport des moyennes des cours de cloture etablies sur des periodes de 1 a 12 mois precedant l'annonce de l'operation a ete analyse. Il a egalement ete tenu compte de l'influence des rumeurs sur le cours de bourse des societes dans les jours precedant l'annonce de l'operation.

Le rapport de cours de bourse est un element important dans la determination de la parite. Les deux societes sont cotees au Premier Marche a Reglement Mensuel de la SBF-Bourse de Paris et beneficient d'une bonne liquidite. Cependant, le rapport des cours de bourse doit etre apprecie avec prudence, compte tenu de la volatilite du cours de bourse des societes operant dans les secteurs des telecoms, des medias et d'internet.

Valeur intrinseque

Le critere de la valorisation intrinseque a ete analyse sur la base de 3 methodes d'evaluation:

         -    Canal+

- L'actualisation des flux futurs de tresorerie, afin d'apprehender les previsions de croissance a long terme de chaque societe et le potentiel de developpement des activites en phase d'expansion.

- L'etude des multiples boursiers de societes comparables pour chacune des divisons de la societe.

-   L'etude des multiples derives de l'analyse de transactions comparables.

         -    Vivendi
              La valorisation intrinseque de Vivendi est le resultat de la combinaison des 3 methodes decrites ci-dessus appliquees a chacune des societe ou divisions qui constituent le groupe Vivendi. La valorisation de certains des actifs mineurs du groupe a ete faite sur la base de leur de marche ou d'acquisition (lorsque suffisamment recentes).

         -    Seagram
              La valorisation intrinseque du groupe Seagram repose sur l'analyse des multiples boursiers de societes comparables appliques a chacune des divisions du group et sur la valeur de marche de certains de ses actifs.

Les hypotheses de taux d'actualisation et de croissance a perpetuite utilisees dans le cadre de cette etude ont ete ajustees pour chacune des divisons evaluees.

2 - CRITERES REJETES

Dividendes

Canal+ S.A. a une politique de distribution de dividendes tres conservatrice de facon a pouvoir financer sa croissance et ses acquisitions. La distribution au titre de l'exercice 2000 a ete mis en question lors de la derniere assemblee generale ayant statue sur les comptes de 1999. Vivendi de par ses activites Environnement presente des caracteristiques de valeur de rendement et distribue des dividendes regulierement sur la base de flux de tresorerie stables. La distribution relative de dividendes a chaque groupe d'actionnaires ne constitue donc pas un critere refletant de maniere appropriee la valeur economique relative de chacun des groupes.

Resultat net

Canal+ S.A. a historiquement presente des resultats consolides deficitaires, lies aux acquisitions faites par le groupe et le lancement continuel de nouvelles activites. Vivendi presente des resultats positifs de maniere recurrente grace en particulier a la stabilite de ses activites Environnement et a la rentabilite de ses activites telephonie mobile. Le resultat net relatif de chacun des groupes (ainsi que pour les memes raisons, l'ensemble des elements du compte de resultats) ne constitue pas un critere refletant de maniere adequate la valeur economique de chacun des groupes.

Actif net comptable

L'application du critere de l'actif net comptable n'est pas adaptee au cas de Canal+ S.A. et Vivendi. La valeur de societes operationnelles, particulierement dans le cas de societes en forte croissance comme Canal+ S.A. et Vivendi, est determinee par leur capacite a generer des resultats ou des flux de tresorerie a partir d'un ensemble d'actifs, notamment incorporels, plus que par la valeur individuelle de ces actifs. La valeur economique de chacun des groupes ne refletant notamment pas leurs perspectives de croissance.